UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2011

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On June 17, 2011, The Washington Post Company (the “Company”) terminated its U.S. $500,000,000 five year revolving credit agreement, dated as of August 8, 2006, among the Company, the lenders party thereto and Citibank, N.A. (the “2006 Credit Agreement”), in connection with the entrance into the new revolving credit facility described in Item 2.03 below. No borrowings were outstanding under the 2006 Credit Agreement at the time of termination.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2011, the Company entered into a credit agreement (the “Credit Agreement”) providing for a new U.S. $450 million, AUS $50 million four year revolving credit facility (the “Facility”), with each of the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (“JP Morgan”), and J.P. Morgan Australia Limited, as Australian Sub-Agent. The Facility consists of two tranches: (a) U.S. $450 million and (b) AUS $50 million (subject, at the Company’s option, to conversion of the unused Australian dollar commitments into U.S. dollar commitments at a specified exchange rate). The Credit Agreement provides for an option to increase the total U.S. dollar commitments up to an aggregate amount of U.S. $700 million. The Facility replaced the Company’s 2006 Credit Agreement.

The Company is required to pay a facility fee on a quarterly basis, based on the Company’s long-term debt ratings, of between 0.08% and 0.20% of the amount of the Facility. Any borrowings are made on an unsecured basis and bear interest at (a) for U.S. dollar borrowings, at the Company’s option, either (i) a fluctuating interest rate equal to the highest of JPMorgan’s prime rate, 0.50 percent above the Federal funds rate or the one-month eurodollar rate plus 1%, or (ii) the eurodollar rate for the applicable interest period, or (b) for Australian dollar borrowings, the bank bill rate, in each case plus an applicable margin that depends on the Company’s long-term debt ratings. The Facility supports the issuance of the Company’s commercial paper, but the Company may also draw on the facility for other general corporate purposes. The Facility will expire on June 17, 2015, unless the Company and the banks agree to extend the term. Any outstanding borrowings must be repaid on or prior to the final termination date. The Credit Agreement contains terms and conditions, including remedies in the event of a default by the Company, typical of facilities of this type and, among other things, requires the Company to maintain at least $1.5 billion of consolidated shareholders’ equity.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the actual Credit Agreement, a copy of which is included in this report as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Four Year Credit Agreement, dated as of June 17, 2011, among the Company, JPMorgan Chase Bank, N.A., J.P. Morgan Australia Limited, Wells Fargo Bank, N.A., The Royal Bank of Scotland PLC, HSBC Bank USA, National Association, The Bank of New York Mellon, PNC Bank, National Association, Bank of America, N.A., Citibank, N.A. and The Northern Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company (Registrant)

Date: June 17, 2011	/s/ Hal S. Jones
(Signature) Hal S. Jones Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Four Year Credit Agreement, dated as of June 17, 2011, among the Company, JPMorgan Chase Bank, N.A., J.P. Morgan Australia Limited, Wells Fargo Bank, N.A., The Royal Bank of Scotland PLC, HSBC Bank USA, National Association, The Bank of New York Mellon, PNC Bank, National Association, Bank of America, N.A., Citibank, N.A. and The Northern Trust Company.